Exhibit 99.1

UniPixel Prices Public Offering of its Common Stock and Warrants to Purchase Common Stock

For Immediate Release

Contact:
Joe Diaz, Robert Blum, Joe Dorame
Lytham Partners, LLC
602-889-9700
unxl@lythampartners.com

Santa Clara, California – November 24, 2015 – UniPixel, Inc. (NASDAQ: UNXL), today announced that it entered into subscription agreements with investors for the sale of 9,625,871  units (“Units”) at a public offering price of $0.85 per Unit in a public offering resulting in expected gross proceeds to the Company of $8.1 million (the “Offering”).

Each Unit consists of one share of UniPixel common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of $1.50 per share, exercisable for a period of five years from the date of the closing of the Offering.

Roth Capital Partners, LLC acted as lead placement agent in the Offering, with Ladenburg Thalmann & Co. Inc. serving as co-placement agent under the terms of a placement agency agreement entered into with Roth Capital Partners.

The Offering is expected to close on or prior to November 30, 2015, subject to satisfaction of customary closing conditions. The warrants will not be separately listed for trading.

The Offering was conducted on a “best efforts” basis pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement (File No. 333-200316) declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 10, 2015. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering are available free of charge on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from the offices of Roth Capital Partners, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147, or by accessing the SEC’s website, www.sec.gov

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About UniPixel
UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The Company's roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding expectations regarding the completion of the public offering. These statements are based on management’s current expectations. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the satisfaction of the conditions of the closing of the public offering, market conditions and other risks related to UniPixel’s business and operations as are discussed under the heading “Risk Factors” and in other sections of UniPixel’s filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.